Exhibit 15.3

Harney Westwood & Riegels
3501 The Center
99 Queen’s Road Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

Date: 30 April 2024

057369.0005

I-Mab 天境生物

2440 Research Boulevard, Suite 400

Rockville, MD 20850

United States

Dear Sir or Madam

I-Mab 天境生物 (the Company)

We are attorneys-at-law qualified to practice in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the SEC) of an annual report on Form 20-F for the year ended 31 December 2023 (the Form 20-F).

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors—General Risks Related to Our ADSs,” “Item 5. Operating and Financial Review and Prospects–Taxation–Cayman Islands” and “Item 10. Additional Information—E. Taxation—Cayman Islands” in the Form 20-F and further consent to the incorporation by reference of the summary of our opinion under those headings into the Company’s Registration Statements on Form S-8 (No. 333-239871, No. 333-256603 and No. 333-265684).

We consent to the filing with the SEC of this consent letter as an exhibit to the Form 20-F. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

[signature page to follow]

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.
Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an	Anguilla | Bermuda | British Virgin Islands | Cayman Islands
independently owned and controlled Jersey law firm.	Cyprus | Hong Kong | Jersey | London | Luxembourg
Resident Partners: A Au | M Chu | JP Engwirda | Y Fan | P Kay | MW Kwok | IN Mann	Montevideo | São Paulo | Shanghai | Singapore
R Ng | ATC Ridgers | PJ Sephton	www.harneys.com

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels